Exhibit 99.1

     AMCOL INTERNATIONAL (NYSE: ACO) REPORTS 24 PERCENT INCREASE IN DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS OVER 2004 SECOND QUARTER
                AND INCOME OF $0.15 FROM DISCONTINUED OPERATIONS

    ARLINGTON HEIGHTS, Ill., July 22 /PRNewswire-FirstCall/ -- AMCOL International Corp. (NYSE: ACO) today reported that second quarter net income was $14.3 million, or $0.46 per diluted share. Earnings from continuing operations were $9.5 million, or $0.31 per diluted share, compared with $7.7 million, or $0.25 per diluted share, in the prior year quarter. AMCOL reported net sales of $136.3 million for the quarter ended June 30, 2005, compared with $119.8 million for the same period in 2004. This release should be read in conjunction with the attached unaudited condensed consolidated financial statements. Further discussion of items and events impacting earnings are included in the financial overview.

    The Company also reported a gain from discontinued operations of $0.15 per diluted share reflecting a state income tax refund associated with the absorbent polymers segment that was sold in the second quarter of 2000.

    Larry Washow, president and chief executive officer, said, "The sustained growth in our major market segments, mineral and environmental, is shown in AMCOL's current financial results. We continue to incur significant expenses to comply with Sarbanes-Oxley. Additionally, the strengthening of the dollar during the second quarter had a negative impact on earnings."

    For the six-month period ended June 30, 2005, net sales were $258.4 million compared to $223.9 million in the prior-year period. Net income was $21.2 million, or $0.69 per diluted share, compared with $12.8 million, or $0.42 per diluted share in the same period of 2004.

    Washow commented, "In our minerals segment, our metalcasting group saw revenue and profit increases despite the continuing cost pressure. This group has witnessed solid demand from the automotive sector and strong demand from the heavy equipment sectors. Our pet products group operated in a difficult environment with upward pressure on packaging material costs and continued increases in shipping costs. The international business continues to grow, with our China operations having a record quarter."

    Washow noted, "Revenues in our environmental segment continue to be strong. The growth in our oilfield services group demonstrates our ability to attract customers with innovative products and to make accretive acquisitions that add to growth. Lining technology and building material sales continue to be healthy, both domestically and overseas. We are encouraged by the accelerating global sales contributions in the environmental segment, especially our Asian operations."

    FINANCIAL OVERVIEW
    Gross profit for the quarter benefited from legislation enacted by the State of Montana exempting certain minerals, including bentonite, in the state during 2004. As a result of the legislation, the Company recorded a $1.9 million reduction to cost of goods sold in its mineral segment in the second quarter.

    General, selling and administrative expenses were $23.1 million in the 2005 second quarter, an increase of $2.6 million or 13 percent over the 2004 period. Approximately $1.0 million of the increase is associated with professional fees related to the audit of the consolidated financial statements and report on internal controls over financial reporting for the year ended December 31, 2004. The Company expects the costs for professional services relating to external audit services and Sarbanes - Oxley compliance to be approximately $0.4 million per quarter for the remainder of the year. Stock compensation costs accounted for approximately $0.2 million of the increase over the second quarter 2004 period.

    The Company's effective tax rate was 24.5 percent for the second quarter of 2005 versus 31.5 percent for the same period in 2004. The tax rate in 2005 has benefited from higher estimated depletion deductions and greater income earned from foreign countries, which usually have lower statutory income tax rates.

    Other expense includes approximately $0.9 million in foreign exchange losses due to the strengthening U.S. dollar, particularly against the British Pound and Euro.

    During the first half of 2005, the Company did not repurchase any of its common stock; $10 million remains available in the stock repurchase program approved by the Board of Directors in May 2004.

    The weighted average number of common and common equivalent shares outstanding at June 30, 2005 was 30.8 million compared to approximately 30.9 million in the prior year. Weighted average common and common equivalent shares outstanding decreased less than 1 percent for both the quarter and six months ended June 30, 2005, respectively.

    Long-term debt amounted to $44.6 million at June 30, 2005, compared with $34.3 million at December 31, 2004. Debt represented 16 percent of total capitalization at June 30, 2005, compared with 13 percent at December 31, 2004. Cash and cash equivalents were $14.4 million at June 30, 2005, compared with $17.6 million at the end of 2004. AMCOL's financial condition at June 30, 2005, included working capital of approximately $152.3 million and a current ratio of 3.8-to-1, compared to approximately $129.4 million and a current ratio of 3.1-to-1 at December 31, 2004.

    AMCOL International Corporation, headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri-co Carriers, Inc. and Ameri-Co Logistics. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO.

    As previously announced, AMCOL will hold an audio webcast at 11 a.m. EDT today with Larry Washow and Gary Castagna to discuss additional details regarding the Company's performance for the quarter and other forward-looking information. The session may be accessed at http://www.amcol.com . The webcast will be available for replay through the close of business on Friday, July 29, 2005 at which time a transcript of the webcast will be posted on the AMCOL website.

    Financial tables follow.

                         AMCOL INTERNATIONAL CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                        (In thousands, except share data)

                               Six months ended               Three months ended
                                    June 30,                       June 30,
                         ----------------------------    ----------------------------
                             2005            2004            2005            2004
                         ------------    ------------    ------------    ------------
Continuing
 Operations
Net sales (1)            $    258,394    $    223,924    $    136,344    $    119,770
Cost of sales                 192,146         165,511          99,776          88,080
  Gross profit (1)             66,248          58,413          36,568          31,690
General, selling and
 administrative
 expenses (1)                  44,552          40,017          23,107          20,534
  Operating profit             21,696          18,396          13,461          11,156
Other income
 (expense):
  Interest expense, net          (805)           (390)           (444)           (311)
  Other, net                     (991)             27            (886)            (16)
                               (1,796)           (363)         (1,330)           (327)
  Income before income
   taxes and equity
   in income of joint
   ventures                    19,900          18,033          12,131          10,829
Income tax expense              4,457           5,679           2,973           3,410
  Income before equity
   in income of
   joint ventures              15,443          12,354           9,158           7,419
Income from joint
 ventures                       1,027             469             360             321
  Income from
   continuing
   operations                  16,470          12,823           9,518           7,740

Discontinued
 Operations
Gain on 2000
 disposal (including
 income tax benefits
 of $5,255 in 2005)             4,755               -           4,755               -
  Income from
   discontinued
   operations                   4,755               -           4,755               -

Net income               $     21,225    $     12,823    $     14,273    $      7,740

Weighted average
 common shares
 outstanding               29,407,401      29,091,621      29,480,365      29,090,587

Weighted average
 common and common
 equivalent shares
 outstanding               30,772,428      30,859,545      30,773,198      30,835,691

Basic earnings per
 share:
  Continuing
   operations            $       0.56    $       0.44    $       0.32    $       0.27
  Discontinued
   operations:
    Gain on disposal             0.16               -            0.16               -
                                 0.16               -            0.16               -
  Net income             $       0.72    $       0.44    $       0.48    $       0.27

Diluted earnings per
 share:
  Continuing
   operations            $       0.54    $       0.42    $       0.31    $       0.25
  Discontinued
   operations:
    Gain on disposal             0.15               -            0.15               -
                                 0.15               -            0.15               -
  Net income             $       0.69    $       0.42    $       0.46    $       0.25

Dividends declared
 per share               $      0.180    $      0.140    $      0.090    $      0.070

                         AMCOL INTERNATIONAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                             June 30,     December 31,
                                               2005           2004
                                           ------------   ------------
                                           (unaudited)         *
               ASSETS
Current assets:
  Cash                                     $     14,438   $     17,594
  Accounts receivable, net                      100,039         88,342
  Inventories                                    67,073         63,882
  Prepaid expenses                                8,701          7,111
  Income taxes receivable                        12,447          9,126
  Current deferred tax assets                     4,366          4,293
  Assets held for sale                              381            752
    Total current assets                        207,445        191,100

Investment in and advances to joint
 ventures                                        18,302         15,023

Property, plant, equipment, and
 mineral rights and reserves:
  Land and mineral rights                        12,539         12,019
  Depreciable assets                            241,651        247,280
                                                254,190        259,299
  Less: accumulated depreciation                161,174        165,658

                                                 93,016         93,641
Other assets:
  Goodwill                                       18,498         19,225
  Intangible assets, net                          3,249          3,802
  Deferred tax assets                             5,285          6,444
  Other assets                                    9,008          7,207
                                                 36,040         36,678
                                           $    354,803   $    336,442

                                             June 30,     December 31,
                                               2005           2004
                                           ------------   ------------
                                           (unaudited)         *
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               25,653         25,474
  Accrued liabilities                            29,519         36,207
    Total current liabilities                    55,172         61,681

Long-term debt                                   44,550         34,295

Minority interests in subsidiaries                  131              5
Deferred compensation                             6,371          5,872
Other liabilities                                12,477         12,655

                                                 18,979         18,532
Stockholders' equity:
  Common stock                                      320            320
  Additional paid in capital                     71,285         69,763
  Retained earnings                             170,267        154,366
  Accumulated other comprehensive income          9,754         14,905
                                                251,626        239,354
Less:
  Treasury stock                                 15,524         17,420
                                                236,102        221,934
                                           $    354,803   $    336,442

(*)  Condensed from audited financial statements.

                         AMCOL INTERNATIONAL CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                 (In thousands)

                                                        Six months ended
                                                             June 30,
                                                   ----------------------------
                                                       2005            2004
                                                   ------------    ------------
Cash flow from operating activities:
  Income from continuing operations                $     16,470    $     12,823
  Adjustments to reconcile income from
   continuing operations to net cash provided
   by (used in) operating activities:
    Depreciation, depletion, and amortization             9,828           9,586
    Changes in assets and liabilities, net of
     effects of acquisitions:
      Increase in current assets                        (13,703)        (29,193)
      Increase in noncurrent assets                        (759)         (1,511)
      Increase (decrease) in
       current liabilities                               (4,962)          8,371
      Increase (decrease) in
       noncurrent liabilities                               321           1,135
      Other                                                (157)          1,515
        Net cash provided by (used in)
         operating activities                             7,038           2,726

Net cash provided by discontinued operations                  -           8,625

Cash flow from investing activities:
  Acquisition of land, mineral rights, and
   depreciable assets                                   (11,733)         (7,446)
  Acquisitions, net of cash                              (1,632)        (13,335)
  Other                                                      75           1,441
        Net cash used in investing activities           (13,290)        (19,340)
Cash flow from financing activities:
  Net change in outstanding debt                         10,255          17,651
  Proceeds from sales of treasury stock                     944             746
  Purchases of treasury stock                                 -          (2,879)
  Dividends paid                                         (5,324)         (4,091)
        Net cash provided by financing activities         5,875          11,427
Effect of foreign currency rate changes on cash          (2,779)           (970)
Net increase (decrease) in cash and
 cash equivalents                                        (3,156)          2,468
Cash and cash equivalents at beginning of period         17,594          13,525
Cash and cash equivalents at end of period         $     14,438    $     15,993

                         AMCOL INTERNATIONAL CORPORATION
                           SEGMENT RESULTS (unaudited)
                                 (In thousands)

                                               Three months ended June 30,
                         -----------------------------------------------------------------------
Minerals                          2005                     2004                2005 vs. 2004
----------------------   ---------------------    ---------------------    ---------------------
                                                 (Dollars in Thousands)
Net sales (1)            $  74,877       100.0%   $  66,710       100.0%   $   8,167        12.2%
Cost of sales               58,094        77.6%      52,930        79.3%
  Gross
   profit (1)               16,783        22.4%      13,780        20.7%       3,003        21.8%
General, selling
 and administrative
 expenses (1)                6,118         8.2%       5,527         8.3%         591        10.7%
  Operating
   profit                   10,665        14.2%       8,253        12.4%       2,412        29.2%

                                               Three months ended June 30,
                         -----------------------------------------------------------------------
Environmental                     2005                     2004                2005 vs. 2004
----------------------   ---------------------    ---------------------    ---------------------
                                                 (Dollars in Thousands)
Net sales (1)            $  53,834       100.0%   $  47,199       100.0%   $   6,635        14.1%
Cost of sales               35,585        66.1%      30,401        64.4%
  Gross
   profit (1)               18,249        33.9%      16,798        35.6%       1,451         8.6%
General, selling
 and administrative
 expenses (1)               10,742        20.0%      10,622        22.5%         120         1.1%
  Operating
   profit                    7,507        13.9%       6,176        13.1%       1,331        21.6%

                                               Three months ended June 30,
                         -----------------------------------------------------------------------
Transportation                    2005                     2004                2005 vs. 2004
----------------------   ---------------------    ---------------------    ---------------------
                                                 (Dollars in Thousands)
Net sales                $  12,595       100.0%   $  10,058       100.0%   $   2,537        25.2%
Cost of sales               11,059        87.8%       8,946        88.9%
  Gross profit               1,536        12.2%       1,112        11.1%         424        38.1%
General, selling
 and administrative
 expenses                      816         6.5%         661         6.6%         155        23.4%
Operating profit               720         5.7%         451         4.5%         269        59.6%

                                       Three months ended June 30,
                            ------------------------------------------------
Corporate                     2005          2004           2005 vs. 2004
-------------------------   ---------    ---------    ----------------------
                                         (Dollars in Thousands)
Intersegment
 shipping sales             $  (4,962)   $  (4,197)
Intersegment
 shipping costs                (4,962)      (4,197)
  Gross profit                      -            -
Corporate general,
 selling and
 administrative
 expenses                       4,672        2,832        1,840         65.0%
Nanocomposite business
 development expenses             759          892         (133)       -14.9%
Operating loss                 (5,431)      (3,724)      (1,707)        45.8%

                         AMCOL INTERNATIONAL CORPORATION
                           SEGMENT RESULTS (unaudited)
                                 (In thousands)

                                                Six months ended June 30,
                         -----------------------------------------------------------------------
Minerals                          2005                     2004                2005 vs. 2004
----------------------   ---------------------    ---------------------    ---------------------
                                                 (Dollars in Thousands)
Net sales (1)            $ 148,325       100.0%   $ 131,047       100.0%   $  17,278        13.2%
Cost of sales              118,068        79.6%     104,382        79.7%
  Gross
   profit (1)               30,257        20.4%      26,665        20.3%       3,592        13.5%
General,
 selling and
 administrative
 expenses (1)               11,797         8.0%      10,977         8.4%         820         7.5%
  Operating
   profit                   18,460        12.4%      15,688        11.9%       2,772        17.7%

                                                Six months ended June 30,
                         -----------------------------------------------------------------------
Environmental                     2005                     2004                2005 vs. 2004
----------------------   ---------------------    ---------------------    ---------------------
                                                 (Dollars in Thousands)
Net sales (1)            $  96,138       100.0%   $  80,871       100.0%   $  15,267        18.9%
Cost of sales               63,029        65.6%      51,272        63.4%
  Gross
   profit (1)               33,109        34.4%      29,599        36.6%       3,510        11.9%
General,
 selling and
 administrative
 expenses (1)               20,465        21.3%      20,344        25.2%         121         0.6%
  Operating
   profit                   12,644        13.1%       9,255        11.4%       3,389        36.6%

                                                Six months ended June 30,
                         -----------------------------------------------------------------------
Transportation                    2005                     2004                2005 vs. 2004
----------------------   ---------------------    ---------------------    ---------------------
                                                 (Dollars in Thousands)
Net sales                $  23,580       100.0%   $  19,390       100.0%   $   4,190        21.6%
Cost of sales               20,698        87.8%      17,241        88.9%
  Gross profit               2,882        12.2%       2,149        11.1%         733        34.1%
General,
 selling and
 administrative
 expenses                    1,589         6.7%       1,312         6.8%         277        21.1%
Operating profit             1,293         5.5%         837         4.3%         456        54.5%

                                       Six months ended June 30,
                            ------------------------------------------------
   Corporate                  2005         2004           2005 vs. 2004
-------------------------   ---------    ---------    ----------------------
                                         (Dollars in Thousands)
Intersegment shipping
 sales                      $  (9,649)   $  (7,384)
Intersegment shipping
 costs                         (9,649)      (7,384)
  Gross profit                      -            -
Corporate general,
 selling and
 administrative
 expenses                       9,033        5,578        3,455         61.9%
Nanocomposite business
 development expenses           1,668        1,806         (138)        -7.6%
Operating loss                (10,701)      (7,384)      (3,317)        44.9%

(1) Beginning in the quarter ended March 31, 2005, the Company began reporting certain expenses related to product liability, warranty and royalty expenses in general, selling and administrative expenses rather than as deductions from net sales. Thus, for the 2004 periods reported herein, these deductions have been reclassified to conform to the current year financial statement presentation. This change in financial statement presentation did not impact reported net income or earnings per share.

SOURCE  AMCOL International Corp.
     -0-                             07/22/2005
     /CONTACT: Jennifer Melsheimer, Investor Relations Manager of AMCOL International Corp., +1-847-394-8730/
     /Web site:  http://www.amcol.com /

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